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                                                                    EXHIBIT 99.1

(TLC VISION(SM) LOGO)


NEWS RELEASE                          CONTACT:

FOR IMMEDIATE RELEASE                 STEPHEN KILMER
                                      DIRECTOR OF INVESTOR RELATIONS
                                      (905) 238-3904
                                      EMAIL: INVESTOR.RELATIONS@TLCVISION.COM

                    TLCVISION REPORTS Q1-03 FINANCIAL RESULTS

TORONTO, ON, MAY 8, 2003: TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America's premier eye care services company, today announced its financial results for the three month period ended March 31, 2003. For comparative purposes, investors and editors should note that results for the same three month period a year ago do not include the operations of LaserVision which was acquired in May 2002. All dollar amounts are expressed in U.S. currency and results are reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP) unless otherwise stated.

First quarter paid laser procedure volumes were over 53,500. This compares to volumes of 25,035 for the same three month period a year ago and was up 42% sequentially from the 37,705 refractive procedures performed last quarter. First quarter total net revenues were $53.6 million. This compares to $36.9 million for the same three month period a year ago and to $40.7 million for the previous quarter. Consistent with TLCVision's diversification strategy, revenues from other healthcare services generated 22% of Q1-03 total net revenues compared to 12% in the same three-month period in 2002.

On a GAAP basis, TLCVision reported a net profit of $1.1 million or $0.02 per share for Q1-03 compared to a net loss of ($3.7 million) or ($0.10) per share for the same period a year ago. Strong sequential growth combined with lower refractive break-even procedure volume level requirements contributed to this significant improvement in financial performance over last quarter's net loss of ($39.3 million) or ($0.63) per share, which included charges totaling $27.8 million.

First quarter 2003 EBITDA was positive $7.2 million compared to positive EBITDA of $2.0 million for the same period last year. EBITDA is defined as earnings before interest, taxes, depreciation and amortization excluding non-recurring items and is used to assist in understanding and comparing operating results. Reference should be made to the "EBITDA" table that provides reconciliation between earnings (loss) as prescribed by U.S. GAAP and "EBITDA".

Elias Vamvakas, TLCVision's Chairman & CEO, commented "During the seven month integration period that followed the merger, we aggressively rationalized our operations with the goal of maximizing future profitability. The speed and effectiveness with which we've been able to integrate the two companies has allowed us to capitalize financially on a strong sequential rebound in procedure volumes, and to deliver this dramatic turnaround in operating performance from the previous quarter."

Vamvakas continued, "While a weak economy has undoubtedly been a significant contributor to the depressed procedure volumes that we and the industry have experienced over the past two years, we continue to believe that fear remains the number one obstacle keeping people from undergoing the procedure. We are hopeful that the introduction of CustomLASIK in the U.S. will soon help alleviate



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that. As previously announced, we are CustomLASIK ready, having already completed the upgrades to both hardware and software at our TLC Laser Eye Centers locations throughout the United States."

"I am very pleased with what we have accomplished in such a short period and am confident that we will continue to build on TLCVision's world-leading position going forward", Vamvakas concluded.

ABOUT TLC VISION

TLC Vision Corporation is North America's premier eye care services company. TLCVision enjoys a number of valuable assets including an affiliated network of more than 12,500 optometrists and 1,000 ophthalmic surgeons, access to some of the newest clinical technologies, proven patient education and marketing programs, state-of-the art information systems, a strong operations management culture and a number of well established corporate brands. The Company's common shares trade on the NASDAQ National Market under the symbol 'TLCV' and on the Toronto Stock Exchange under the symbol 'TLC'. Visit TLCVision's web site at www.tlcv.com.

FORWARD LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plans" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision's anticipated future results. See the Company's reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.



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TLC VISION CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                           3 MONTHS ENDED    3 MONTHS ENDED
                                                              MARCH 31,         MARCH 31,
                                                           --------------    --------------
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                        2003              2002
                                                           --------------    --------------
Revenues
Refractive
          Owned                                            $       15,276    $       14,574
          Managed                                                  15,647            18,096
          Access                                                   10,929
Other healthcare services                                          11,738             4,272
                                                           --------------    --------------
Total revenues                                                     53,590            36,942
                                                           --------------    --------------
Cost of revenues
Refractive
          Owned                                                    11,897            10,541
          Managed                                                  10,646            11,223
          Reduction in fair value of capital assets                                     572
          Access                                                    7,162
Other healthcare services                                           7,480             2,350
                                                           --------------    --------------
Total cost of revenues                                             37,185            24,686
                                                           --------------    --------------
Gross margin                                                       16,405            12,256
                                                           --------------    --------------
  General and administrative                                        8,019             7,833
  Marketing                                                         3,661             3,342
  Amortization of intangibles                                       1,672             2,398
  Write down in fair value of investments                             203               501
  Restructuring charge                                                                  651
                                                           --------------    --------------
                                                                   13,555            14,725
                                                           --------------    --------------
OPERATING INCOME (LOSS)                                             2,850            (2,469)
Other income, net                                                     368
Interest (expense) income, net                                       (368)             (351)
Minority interests                                                 (1,541)             (623)
                                                           --------------    --------------
INCOME (LOSS) BEFORE INCOME TAXES                                   1,309            (3,443)
Provision for income taxes                                           (239)             (246)
                                                           --------------    --------------
NET INCOME (LOSS)                                          $        1,070    $       (3,689)
                                                           ==============    ==============
Weighted average number of common shares
Outstanding (basic and diluted)                                    64,060            38,099

BASIC AND DILUTED INCOME (LOSS) PER SHARE                  $         0.02    $        (0.10)



TLC VISION CORPORATION
RECONCILIATION OF INCOME (LOSS) WITH EBITDA

(UNAUDITED)

                                     3 MONTHS ENDED   3 MONTHS ENDED
                                        MARCH 31,        MARCH 31,
                                     --------------   --------------
                                          2003            2002
                                     --------------   --------------
Income (Loss) for the period         $        1,070   $       (3,689)

Interest                                        368              351
Taxes                                           239              246
Depreciation and amortization                 5,554            5,082
                                     --------------   --------------
EBITDA                               $        7,231   $        1,990
                                     --------------   --------------




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TLC VISION CORPORATION
CONSOLIDATED BALANCE SHEETS



                                                    (UNAUDITED)
                                                      MARCH 31,       DECEMBER 31,
          (IN THOUSANDS)                                2003             2002
                                                   --------------    --------------
ASSETS
Current assets
  Cash and cash equivalents                        $       29,508    $       36,081
  Short-term investments                                    1,795             1,557
  Accounts receivable                                      18,305            14,155
  Prepaids and other current assets                         9,623             9,820
                                                   --------------    --------------
    Total current assets                                   59,231            61,613

Restricted cash                                             3,925             3,975
Investments and other assets                                2,157             2,442
Intangibles                                                27,788            29,326
Goodwill                                                   42,773            40,697
Fixed assets                                               59,515            58,003
                                                   --------------    --------------

Total assets                                       $      195,389    $      196,056
                                                   ==============    ==============

LIABILITIES
Current liabilities
     Accounts payable                              $       14,545    $       13,857
     Accrued liabilities                                   24,578            28,911
     Current portion of long term debt                      7,501             6,322
                                                   --------------    --------------
Total current liabilities                                  46,624            49,090

Other long term liabilities                                 9,314             9,630
Long term debt, less current maturities                    15,648            15,760
Minority interests                                         10,803             9,748

SHAREHOLDERS' EQUITY
Capital stock                                             389,386           388,769
Treasury stock                                             (2,623)           (2,623)
Options and warrant equity                                 10,520            11,035
Accumulated deficit                                      (284,283)         (285,353)
                                                   --------------    --------------
Total shareholders' equity                                113,000           111,828
                                                   --------------    --------------

Total liabilities and shareholders' equity         $      195,389    $      196,056
                                                   ==============    ==============